EXHIBIT 23

Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-48655, No. 33-69058 and No. 33-91090) pertaining to the Scholastic Inc. 401(K) Savings and Retirement Plan, in the Registration Statement (Form S-8 No. 33-46338) pertaining to the 1992 Stock Option Plan as of May 19, 1992, in the Registration Statement (Form S-8 No. 33-50128) pertaining to the Outside Directors' Stock Option Plan and the Stock Option Agreement with Joseph W. Oliver in the Registration Statement (Form S-8 No. 33-74064) pertaining to the Non-Employee Director Stock-For-Retainer Plan and in the Registration Statement (Form S-3 No. 333-17365) pertaining to $150,000,000 of Securities of our report dated July 8, 1999 except for Note 12, as to which the date is August 11, 1999, with respect to the consolidated financial statements and schedule of Scholastic Corporation included in this Annual Report (Form 10-K) for the year ended May 31, 1999.

                                                            /s/ERNST & YOUNG LLP
New York, New York
August 20, 1999